UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2010
Date of Report (Date of earliest event reported)

URANIUM INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52660 (Commission File Number)	20-1769847 (IRS Employer Identification No.)

15710 W. Colfax Avenue, Suite 201 Golden, CO (Address of principal executive offices)	80401 (Zip Code)

(303) 235-8099
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Uranium International Corp. (the "Company") has effected a name change on the OTC Bulletin Board to Mercer Gold Corporation effective as of the open of business on June 9, 2010. In connection with this name change, the Company has been assigned the following new CUSIP number and trading symbol:

New CUSIP Number:     58805R 10 5
New Trading Symbol:    MRGP

This name change will be effective under Nevada corporate law as of June 17, 2010, pursuant to Articles of Merger that were previously filed with the Nevada Secretary of State on May 17, 2010. Pursuant to such Articles of Merger, the Company will merge with its wholly-owned subsidiary, Mercer Gold Corporation. The merger is in the form of a parent/subsidiary merger, with the Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required. The Articles of Merger provide that, upon completion of the merger effective on June 17, 2010, the Company's Articles of Incorporation will be amended as of such date to change the Company's name to "Mercer Gold Corporation".

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits
Exhibit	Description
3.1	Articles of Merger as filed with the Nevada Secretary of State
99.1	Press Release dated June 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM INTERNATIONAL CORPORATION
DATE: June 9, 2010	"William D. Thomas" William D. Thomas Chief Financial Officer, Secretary, Treasurer and director

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